UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2016
SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported, Peter L. Schwiering, age 72, advised SemGroup Corporation (the “Company”) that he intended to retire as vice president of the Company. Mr. Schwiering retired from the Company effective August 5, 2016. There were no disagreements between Mr. Schwiering and the Company on any matter relating to the Company’s operations, policies, or practices.

(e) On August 5, 2016, the Company and Mr. Schwiering entered into a consulting agreement and release (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Schwiering will provide consulting services to the Company through July 31, 2017 to ensure an orderly transition of his responsibilities and be paid $22,000 per month. The Consulting Agreement provides that Mr. Schwiering will be eligible to participate, subject to certain conditions, in the Company’s short-term incentive plan program on a pro-rated basis with respect to any award that may be granted pursuant to such program for the year ending December 31, 2016. Upon his retirement, Mr. Schwiering’s (i) 3,375 shares of Company restricted stock will vest in full together with associated unvested dividends and (ii) 5,718 Rose Rock Midstream, L.P. (“Rose Rock”) restricted unit awards will vest in full together with associated distribution rights. Rose Rock is a subsidiary of the Company, which owns its general partner. Mr. Schwiering’s 6,749 outstanding performance-based equity awards granted by the Company will vest on a pro rata basis if performance criteria associated with such awards are achieved at the end of the applicable performance periods.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On August 5, 2016, the board of directors of the general partner of Rose Rock appointed David Minielly as vice president. Mr. Minielly will report directly to Carlin G. Conner, the president and chief executive officer of Rose Rock’s general partner. The board of directors of the general partner of Rock Rock eliminated the office of chief operating officer previously held by Mr. Schwiering.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is filed herewith.

Exhibit No.                    Description

10	Consulting Agreement and Release, dated August 5, 2016, by and between SemGroup Corporation and Peter L. Schwiering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION
Date: August 5, 2016
By: /s/ William H. Gault
William H. Gault
Corporate Secretary

EXHIBIT INDEX

Exhibit No.                 Description

10	Consulting Agreement and Release, dated August 5, 2016, by and between SemGroup Corporation and Peter L. Schwiering.